UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: November 1, 2010

SWEET SPOT GAMES, INC.

------------------------------------------------------

(Exact name of registrant as specified in its charter)

Commission File No: ______________

Nevada	26-2909561
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

2840 HIGHWAY 95 ALT. S, Suite 7,

Silver Springs, Nevada  89429

(Address of principal executive offices)

(519) 872-2539

(Issuer's telephone number)

CURRENT REPORT ON FORM 8-K/A

SWEET SPOT GAMES, INC.

ITEM 4.01. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

PREVIOUS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On October 29, 2010, Sweet Spot Games, Inc.  ("SWTP" or the “Registrant") dismissed its independent auditor Brock, Schechter & Polakoff, LLP ("Brock") of Buffalo, New York.   The decision to dismiss Brock as the Company's independent registered public accounting firm was recommended and approved by the Company’s Board of Directors.

The report of Brock on SWTP's consolidated financial statements for the fiscal year ended June 30, 2010 did not contain any adverse opinion or disclaimer of opinion and  was  not  qualified  or  modified  as  to uncertainty,  audit  scope  or  accounting  principle.

During the Registrant's fiscal year ended June 30, 2010, the Company has  not  had  any disagreements  with  Brock  on  any  matter  of  accounting principles or practices,  financial  statement disclosure, or auditing scope or procedure, which disagreements, if not  resolved to the satisfaction of Brock, would  have  caused them to make reference  thereto  in  their  report  on  the Registrant's financial statements for such year.

NEW INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On November 1, 2010, SWTP engaged Silberstein Ungar, PLLC ("Silberstein") of Bingham Farms, Michigan as the Registrant's independent accountants to report on the Registrant’s balance sheet as of September 30, 2010, and the related financial statements of income, stockholders' equity and cash flows for this period.  The decision to appoint Silberstein was approved by the Registrant's Board of Directors.

During the Registrant's most recent fiscal years and any subsequent interim period prior to the engagement of Silberstein, neither the Registrant nor anyone  on the   Registrant's  behalf  consulted  with  Silberstein  regarding  either  (i)  the application  of  accounting  principles  to  a  specified  transaction,  either contemplated  or  proposed, or the type of audit opinion that might be rendered on the Registrant's  financial  statements,  or (ii) any matter that was either the subject of a "disagreement" or a "reportable event."

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 1, 2010

SWEET SPOT GAMES INC.

By: /s/ Gregory Galanis

Name: Gregory Galanis

Title: President and Chief Executive Officer